Exhibit 99.1

News Release
Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
Air Products Reports Q1 EPS Up 16% on Volume Growth and Improved Margins;
Raises 2008 Full Year EPS Guidance
Access the Q1 earnings teleconference today at 10:00 a.m. EST by calling (719) 325-4826 and entering passcode 8101417, or listen on the Web at: www.airproducts.com/Invest/financialnews/EarningsReleases.htm.
LEHIGH VALLEY, Pa. (January 23, 2008) – Air Products (NYSE:APD) today reported net income of $264 million, or diluted earnings per share (EPS) of $1.19, for its fiscal first quarter ended December 31, 2007. Net income increased 15 percent, and diluted EPS increased 16 percent compared with the prior year.
These results include $0.03 of discontinued operations related to a previously announced definitive agreement to divest Air Products’ interest in its polymers joint ventures to Wacker Chemie AG and the completed sale of the company’s High Purity Process Chemicals (HPPC) business to KMG Chemicals during the quarter. On a continuing operations basis, net income increased 16 percent, and diluted EPS increased 17 percent.
First quarter revenues of $2,474 million were up nine percent from the prior year on higher volumes, improved pricing across most segments, and a weaker dollar. Operating income of $372 million was up 17 percent versus the prior year.
John McGlade, president and chief executive officer, said, “Our fiscal year is off to a great start, thanks to the dedication and commitment of our 22,000 employees worldwide. We delivered double-digit earnings growth and significant margin improvement during the quarter. This strong performance reflects the continued emphasis we have placed on delivering profitable growth through our global focus and relentless drive for productivity.”
First Quarter Segment Performance
•	Merchant Gases sales of $897 million were up 21 percent and operating income of $175 million increased 26 percent over the prior year on higher volumes, improved pricing, a weaker dollar and productivity. Margins increased to 19.6 percent, up 80 basis points versus the prior year.

•	Tonnage Gases sales of $791 million were up 15 percent and operating income of $111 million increased 16 percent over the prior year. Revenues increased from higher volumes, increased natural gas costs and a weaker dollar. The operating income increases were driven by higher volumes, improved plant efficiencies and asset sales. These were partially offset by planned maintenance costs for a number of plant outages and higher bidding expenses related to the significant growth opportunities in this segment.

•	Electronics and Performance Materials sales of $514 million were up six percent and operating income of $66 million increased 33 percent over the prior year on improved volumes. Electronics sales were driven by higher specialty materials and bulk gas volumes, while Performance Materials volume gains were driven by demand for surfactants and specialty additives used in environmentally friendly formulations. Margins increased significantly to 12.8 percent, a 260 basis point improvement over the prior year, reflecting the impact of restructuring actions in Electronics and increased sales of formulated products in Performance Materials.

•	Equipment and Energy sales of $100 million and operating income of $9 million decreased from the prior year, as expected. The company received one new LNG heat exchanger order during the quarter.

•	Healthcare sales of $171 million were up 10 percent and operating income of $14 million increased 45 percent over the prior year, driven by volume growth and lower costs in Europe.
Outlook
McGlade said, “Economic activity through the first quarter of this year is tracking in line with our expectations. Looking forward, we expect high bidding activity and solid demand from our customers, who rely on our products and services to improve energy efficiency, plant productivity, product quality and environmental performance.
“We believe the actions we have taken over the past few years have transformed us into a high performing company that is positioned to produce strong results in a slowing economic environment. Our focus on growth markets and geographies, productivity and streamlined operations, combined with a robust backlog of projects, should allow us to consistently deliver higher growth and higher returns in both the short and long-term.
“We are now expecting 15 to 19 percent* year-on-year earnings growth and therefore, are raising our guidance.”
The EPS guidance provided at the end of fiscal 2007 was $4.80 to $5.00, which included $0.17 of income for polymers for the full year and a $0.07 charge for pension settlements. Excluding these items, the underlying guidance was $4.70 to $4.90. On the same basis, the company is now forecasting a range of $4.85 to $5.00 for the year and $1.17 to $1.21 for the fiscal second quarter.
Annual Meeting of Shareholders
Air Products will host its Annual Meeting of Shareholders on Thursday, January 24, 2008 at 2:00 p.m. EST. Access the audio Webcast at: www.airproducts.com/Invest/shareholdersvcs/annualmeeting_materials.htm.
Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment. Air Products has annual revenues of $10 billion, operations in over

40 countries, and 22,000 employees around the globe. For more information, visit www.airproducts.com.
NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this presentation regarding important risk factors.  Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation, overall economic and business conditions different than those currently anticipated; future financial and operating performance of major customers and industries served by Air Products; the impact of competitive products and pricing; interruption in ordinary sources of supply of raw materials; the ability to recover unanticipated increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory activities; consequences of acts of war or terrorism impacting the United States’ and other markets; the effects of a pandemic or epidemic or a natural disaster; charges related to portfolio management and cost reduction actions; the success of implementing cost reduction programs and achieving anticipated acquisition synergies; the timing, impact and other uncertainties of future acquisitions or divestitures; unanticipated contract terminations or customer cancellation or postponement of sales; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of new or changed tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; the impact of new or changed financial accounting standards; and the timing and rate at which tax credits can be utilized.  The company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation to reflect any change in the company’s assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

*The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which the Company’s management uses internally to evaluate the Company’s baseline performance. Presented below is a reconciliation of reported GAAP results to non-GAAP measures.

	Continuing Operations
	Diluted EPS
CONSOLIDATED RESULTS	Q2	YTD
2007 GAAP		$4.50
Gain on contract settlement		(.11)
Global cost reduction plan		.04
Pension settlement		.03
Donation/sale of cost investment		(.09)
Tax audit settlements/adjustments		(.17)

2007 Non-GAAP Measure		$4.20

2008 Forecast GAAP	$1.09-$1.13	$4.76-$4.91
Pension settlement	.08	.09

2008 Forecast Non-GAAP	$1.17-$1.21	$4.85-$5.00

2008 Forecast GAAP		$4.76-$4.91
2007 GAAP		$4.50

% Change GAAP		6%-9%

2008 Forecast Non-GAAP		$4.85-$5.00
2007 Non-GAAP		$4.20

% Change Non-GAAP		15%-19%

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended
	31 December
(Millions of dollars, except for share data)	2007	2006

SALES	$2,473.6	$2,267.8
COSTS AND EXPENSES
Cost of sales	1,788.5	1,649.7
Selling and administrative	296.8	275.4
Research and development	30.3	32.1
Pension settlement	1.4	—
Other (income) expense, net	(15.4)	(6.8)

OPERATING INCOME	372.0	317.4
Equity affiliates’ income	25.3	27.3
Interest expense	41.0	39.1

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND MINORITY INTEREST	356.3	305.6
Income tax provision	93.2	79.5
Minority interest in earnings of subsidiary companies	6.1	5.1

INCOME FROM CONTINUING OPERATIONS	257.0	221.0
INCOME FROM DISCONTINUED OPERATIONS, net of tax	6.7	9.3

NET INCOME	$263.7	$230.3

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.20	$1.02
Income from discontinued operations	0.03	0.04

Net Income	$1.23	$1.06

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.16	$0.99
Income from discontinued operations	0.03	0.04

Net Income	$1.19	$1.03

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING (in millions)	214.8	216.7

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING ASSUMING DILUTION (in millions)	222.3	223.4

DIVIDENDS DECLARED PER COMMON SHARE – Cash	$.38	$.34

Other Data from Continuing Operations:
Capital Expenditures	$273.3	$234.2
Depreciation and Amortization	$218.0	$192.1

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	31 December	30 September
(Millions of dollars)	2007	2007

ASSETS

CURRENT ASSETS
Cash and cash items	$96.5	$40.5
Trade receivables, less allowances for doubtful accounts	1,667.5	1,578.5
Inventories and contracts in progress	732.2	746.2
Prepaid expenses	61.3	108.2
Other receivables and current assets	197.8	240.1
Current assets of discontinued operations	108.5	144.9

TOTAL CURRENT ASSETS	2,863.8	2,858.4

INVESTMENTS IN NET ASSETS OF AND ADVANCES TO EQUITY AFFILIATES	791.6	778.1
PLANT AND EQUIPMENT, at cost	14,910.2	14,600.3
Less accumulated depreciation	8,209.9	7,996.6

PLANT AND EQUIPMENT, net	6,700.3	6,603.7

GOODWILL	1,236.6	1,199.9
INTANGIBLE ASSETS, net	282.4	276.2
OTHER NONCURRENT ASSETS	867.0	638.6
NONCURRENT ASSETS OF DISCONTINUED OPERATIONS	272.6	304.6

TOTAL ASSETS	$13,014.3	$12,659.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Payables and accrued liabilities	$1,502.3	$1,550.9
Accrued income taxes	103.6	108.6
Short-term borrowings and current portion of long-term debt	559.8	694.4
Current liabilities of discontinued operations	58.9	68.8

TOTAL CURRENT LIABILITIES	2,224.6	2,422.7

LONG-TERM DEBT	3,415.6	2,976.5
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES	842.7	872.0
DEFERRED INCOME TAXES	735.3	705.6
NONCURRENT LIABILITIES OF DISCONTINUED OPERATIONS	9.6	9.8

TOTAL LIABILITIES	7,227.8	6,986.6

Minority interest in subsidiary companies	99.3	92.9
Minority interest of discontinued operations	84.2	84.4

TOTAL MINORITY INTEREST	183.5	177.3

TOTAL SHAREHOLDERS’ EQUITY	5,603.0	5,495.6

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,014.3	$12,659.5

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	31 December
(Millions of dollars)	2007	2006

OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net Income	$263.7	$230.3
Income from discontinued operations, net of tax	(6.7)	(9.3)

Income from Continuing Operations	257.0	221.0
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	218.0	192.1
Deferred income taxes	20.8	15.3
Undistributed earnings of unconsolidated affiliates	(7.2)	(13.8)
Gain on sale of assets and investments	(6.2)	(0.3)
Share-based compensation	17.1	16.6
Noncurrent capital lease receivables	(47.7)	(47.0)
Other	(30.1)	(21.1)
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(77.4)	(36.6)
Inventories	(27.3)	(16.0)
Contracts in progress	47.0	52.5
Prepaid expenses	47.0	6.1
Payables and accrued liabilities	(85.9)	(224.9)
Other	42.9	6.5

CASH PROVIDED BY OPERATING ACTIVITIES (a)	368.0	150.4

INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to plant and equipment (b)	(271.2)	(232.1)
Acquisitions, less cash acquired	(1.4)	—
Investment in and advances to unconsolidated affiliates	—	(1.5)
Proceeds from sale of assets and investments	9.0	12.5
Proceeds from insurance settlements	—	14.9
Change in restricted cash	(135.7)	—
Other	(.8)	(.4)

CASH USED FOR INVESTING ACTIVITIES	(400.1)	(206.6)

FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Long-term debt proceeds	160.5	53.8
Payments on long-term debt	(41.6)	(36.2)
Net increase in commercial paper and short-term borrowings	120.1	226.2
Dividends paid to shareholders	(81.9)	(73.9)
Purchase of Treasury Stock	(189.7)	(133.5)
Proceeds from stock option exercises	33.0	37.0
Excess tax benefit from share-based compensation/other	21.5	6.7

CASH PROVIDED BY FINANCING ACTIVITIES	21.9	80.1

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Unaudited)

	Three Months Ended
	31 December
(Millions of dollars)	2007	2006

DISCONTINUED OPERATIONS
Cash (used for) provided by operating activities	(1.3)	9.0
Cash provided by (used for) investing activities	65.8	(6.2)
Cash used for financing activities	—	—

CASH PROVIDED BY DISCONTINUED OPERATIONS	64.5	2.8

Effect of Exchange Rate Changes on Cash	1.7	(.4)

Increase in Cash and Cash Items	56.0	26.3
Cash and Cash Items — Beginning of Year	40.5	31.0

Cash and Cash Items — End of Period	$96.5	$57.3

(a)	Pension plan contributions in 2008 and 2007 were $69.8 and $239.9, respectively.

(b)	Excludes capital lease additions in 2008 and 2007 of $.7 and $.6, respectively.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Millions of dollars)
1. NEW ACCOUNTING STANDARD
The Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109,” (FIN No. 48) on 1 October 2007. Upon adoption, the Company recognized a $25.5 increase to its liability for uncertain tax positions. This increase was recorded as an adjustment to beginning retained earnings for $13.7, and goodwill for $11.8.
2. DISCONTINUED OPERATIONS
The High Purity Process Chemicals (HPPC) business and the Polymer Emulsions business have been accounted for as discontinued operations. The results of operations and cash flows of these businesses have been removed from the results of continuing operations for all periods presented. The balance sheet items of discontinued operations have been reclassified and are segregated in the consolidated balance sheets.
HPPC Business
In September 2007, the Company’s Board of Directors approved the sale of its HPPC business, which had previously been reported as part of the Electronics and Performance Materials operating segment. The Company’s HPPC business consisted of the development, manufacture, and supply of high-purity process chemicals used in the fabrication of integrated circuits in the United States and Europe. The Company wrote down the assets of the HPPC business to net realizable value as of 30 September 2007, resulting in a loss of $15.3 ($9.3 after-tax, or $.04 per share) in the fourth quarter of 2007. In October 2007, the Company executed an agreement of sale with KMG Chemicals, Inc. The sale closed on 31 December 2007 for cash proceeds of $69.3 and included manufacturing facilities in the United States and Europe. Certain receivables and inventories will be sold to KMG Chemicals, Inc. subsequent to 31 December 2007. In the first quarter of 2008, this business generated sales of $22.9 and income, net of tax, of $.2. Also, the Company recorded an additional loss of $.5 ($.3 after-tax) on the sale of the business.
Polymer Emulsions Business
The Company announced it was exploring the sale of its Polymer Emulsions business in 2006 as part of the Company’s ongoing portfolio management activities. In November 2007, the Company’s Board of Directors granted the Company the authority to sell this business to its partner based on achieving certain contractual terms and conditions. On 11 December 2007, the Company announced it had signed a definitive agreement to sell its interest in its vinyl acetate ethylene (VAE) polymers joint ventures to Wacker Chemie AG, its long-time joint venture partner. As part of the agreement, the Company will receive Wacker Chemie AG’s interest in the Elkton, Md., and Piedmont, S.C., production facilities and their related businesses plus cash considerations of $265. The sale, which is subject to regulatory approvals and customary closing conditions, is expected to close in the second quarter of fiscal year 2008. The Company anticipates a gain on the sale of the Polymer Emulsions business in the range of $65 to $85 ($42 to $55 after-tax).
In the first quarter of 2008, this business generated sales of $151.2 and income, net of tax, of $6.8.
The sale consists of the global VAE polymers operations including production facilities located in Calvert City, Ky.; South Brunswick, N.J.; Cologne, Germany; and Ulsan, Korea; and commercial and research capabilities in Allentown, Pa., and Burghausen, Germany. The business produces VAE for use in adhesives, paints and coatings, paper and carpet applications.
Upon completion of the sale, the Company will assume full ownership of the Elkton and Piedmont plants and related North American atmospheric emulsions and global pressure sensitive adhesives business. The Company intends to sell these businesses.

3. PENSION SETTLEMENT
A number of senior managers and others who were eligible for supplemental pension plan benefits retired in fiscal year 2007. The Company’s supplemental pension plan provides for a lump sum benefit payment option at the time of retirement, or for corporate officers six months after the participant’s retirement date. If payments exceed the sum of service and interest cost components of net periodic pension cost of the plan for the fiscal year, settlement accounting is triggered under pension accounting rules. However, a settlement loss may not be recognized until the time the pension obligation is settled. The Company recognized $10.3 for settlement losses in the fourth quarter of 2007 and an additional $1.4 in the first quarter of 2008, based on cash payments made. The Company expects to recognize an additional $25 to $30 for settlement losses in 2008, primarily in the second quarter. The actual amount of the settlement loss will be based upon current pension assumptions (e.g. discount rate) at the time cash payments are made to settle the obligations.
4. SHARE REPURCHASE PROGRAM
On 20 September 2007, the Board of Directors authorized the repurchase of up to $1,000 of the Company’s outstanding common stock. This action was in addition to an existing $1,500 share repurchase authorization which was announced in March 2006. As of 30 September 2007, the Company had purchased 15.0 million of its outstanding shares at a cost of $1,063.4 under these two authorizations. During the first quarter of fiscal year 2008, the Company purchased 2.0 million of its outstanding shares at a cost of $189.8. The Company will continue to purchase shares under these authorizations at its discretion while maintaining sufficient funds for investing in its businesses and growth opportunities.
5. BUSINESS SEGMENTS
Previously, the Company reported results for the Chemicals segment, which consisted of the Polymer Emulsions business and the Polyurethane Intermediates (PUI) business. Beginning with the first quarter of 2008, the Polymer Emulsions business has been accounted for as discontinued operations as discussed in Note 2. Also beginning with the first quarter of 2008, the PUI business is reported as part of the Tonnage Gases segment and prior period information has been restated to reflect this business reorganization.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

	Three Months Ended
	31 December
(Millions of dollars)	2007	2006

Revenues from external customers
Merchant Gases	$897.0	$740.0
Tonnage Gases	791.1	689.5
Electronics and Performance Materials	514.3	486.9
Equipment and Energy	100.3	195.6
Healthcare	170.9	155.8

Segment and Consolidated Totals	$2,473.6	$2,267.8

Operating income
Merchant Gases	$175.4	$139.2
Tonnage Gases	111.1	95.4
Electronics and Performance Materials	66.0	49.8
Equipment and Energy	9.3	26.8
Healthcare	13.6	9.4

Segment Totals	375.4	320.6
Other	(3.4)	(3.2)

Consolidated Totals	$372.0	$317.4

	31 December	30 September
(Millions of dollars)	2007	2007

Identifiable assets (a)
Merchant Gases	$4,175.6	$3,984.4
Tonnage Gases	3,391.4	3,328.4
Electronics and Performance Materials	2,425.0	2,435.3
Equipment and Energy	376.2	362.6
Healthcare	938.1	918.9

Segment Totals	11,306.3	11,029.6
Other	535.3	402.3
Discontinued operations	305.1	381.6

Consolidated Totals	$12,146.7	$11,813.5

(a)	Identifiable assets are equal to total assets less investments in and advances to equity affiliates.
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     Media Inquiries:
          Katie McDonald, tel: (610) 481-3673; e-mail: mcdonace@airproducts.com.
     Investor Inquiries:
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